Exhibit 10.8

AMENDMENT NO. 1

TO

AMENDED AND RESTATED ADVISORY AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED ADVISORY AGREEMENT (this “Amendment”) is executed this 6th day of September, 2018 by and among Strategic Student & Senior Housing Trust, Inc., a Maryland corporation (the “Company”), SSSHT Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”) and SSSHT Advisor, LLC, a Delaware limited liability company (the “Advisor”).

W I T N E S S E T H

WHEREAS, the Company, the Operating Partnership, and the Advisor are parties to that certain Amended and Restated Advisory Agreement dated May 1, 2018 (the “Advisory Agreement”); and

WHEREAS, the Company, the Operating Partnership, and the Advisor desire to amend the Advisory Agreement to remove the Acquisition Fee payable to the Advisor pursuant to the Advisory Agreement and increase the Asset Management Fee payable to the Advisor pursuant to the Advisory Agreement from an annual rate of 0.625% to 0.8% of the Average Invested Assets.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned, intending to be legally bound, agree as follows:

1.	Effective as of the date hereof, Section 9.1 of the Advisory Agreement is hereby deleted and replaced with the following:

9.1 Acquisition Fees.  The Company will not pay the Advisor any Acquisition Fees.

2.	Effective as of the date hereof, Section 9.2 of the Advisory Agreement is hereby deleted and replaced with the following:

9.2Asset Management Fee.  The Company shall pay the Advisor a monthly Asset Management Fee in an amount equal to one-twelfth of 0.8% of the Average Invested Assets, with respect to the Managed Assets.  The Advisor may elect to receive the Asset Management Fee, in whole or in part, in OP Units or Stock.

3.

Except as otherwise expressly provided herein, the terms, conditions, and provisions of the Advisory Agreement shall remain unaltered and in full force and effect, and are ratified and confirmed by this reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Advisory Agreement.

4.	This Amendment shall be construed and interpreted in accordance with the laws of the State of California.

5.	This Amendment may be executed in counterparts, including by electronic means or facsimile, each of which shall be deemed an original, and all of which together shall constitute a single instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to Amended and Restated Advisory Agreement to be effective for all purposes as of the date first above written.

COMPANY:

Strategic Student & Senior Housing Trust, Inc.,
a Maryland corporation

By:/s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

OPERATING PARTNERSHIP:

SSSHT Operating Partnership, L.P.,

a Delaware limited partnership

By:Strategic Student & Senior Housing Trust, Inc.,

a Maryland corporation and its General Partner

By:/s/ H. Michael Schwartz_________________

H. Michael Schwartz

Chief Executive Officer

ADVISOR:

SSSHT Advisor, LLC,

a Delaware limited liability company

By:/s/ H. Michael Schwartz

H. Michael Schwartz, Chief Executive Officer

[Signature Page to Amendment No. 1 to SSSHT A&R Advisory Agreement (September 2018)]